                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [_]

     Check the appropriate box:

     [_]  Preliminary Proxy Statement   [_]  Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

     [X]  Definitive Proxy Statement

     [_]  Definitive Additional Materials

     [_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          WIRELESS TELECOM GROUP, INC.
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [_] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                          WIRELESS TELECOM GROUP, INC.
                                25 Eastmans Road
                              Parsippany, NJ 07054
                                 (201) 261-8797

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       To be held on Friday, June 27, 2003

To the Stockholders of Wireless Telecom Group, Inc.:

          NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Wireless Telecom Group, Inc., a New Jersey corporation (the "Company"), will be held at the Hilton Parsippany, One Hilton Court, Parsippany, New Jersey 07054, on Friday, June 27, 2003, at 10:00 a.m., local time (the "Meeting"), for the following purposes:

          1. To elect each Edward Garcia, John Wilchek, Franklin H. Blecher, Henry L. Bachman, Karabet Simonyan, Michael Manza and Andrew Scelba as a member of the Company's Board of Directors, for a term of one year or until their respective successors are elected and qualified; and

          2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

          Our Board of Directors unanimously recommends that you vote FOR each of the 7 nominees to the Board of Directors.

          The close of business on Friday, May 9, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. The transfer books of the Company will not be closed.

          All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by (i) filing written notice of such revocation with the Secretary of the Company, (ii) submission of a duly executed proxy bearing a later date or (iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to: Ms. Reed E. DuBow, Secretary, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                             By Order of the Board of Directors,


                                             Reed E. DuBow
                                             Secretary

Dated: May 30, 2003

                          WIRELESS TELECOM GROUP, INC.
                                25 Eastmans Road
                              Parsippany, NJ 07054
                                 (201) 261-8797

                                   ----------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                              Friday, June 27, 2003

          This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation by the Board of Directors of Wireless Telecom Group, Inc., a New Jersey corporation (the "Company"), of proxies in the enclosed form for the Annual Meeting of Stockholders to be held at the Hilton Parsippany, One Hilton Court, Parsippany, New Jersey 07054, on Friday, June 27, 2003, at 10:00 a.m., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders (the "Meeting"). The persons named in the enclosed proxy form will vote the shares of the Company's common stock, par value $.01 per share (the "Common Stock"), for which they are appointed in accordance with the directions of the stockholders appointing them. In the absence of such directions, such shares will be voted "FOR" Proposal 1 set forth herein and, in their best judgment, will be voted on any other matters as may come before the Meeting. Any stockholder giving a proxy has the power to revoke such proxy at any time before it is voted by (i) filing written notice of such revocation with the Secretary of the Company, (ii) submission of a duly executed proxy bearing a later date or
(iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to: Ms. Reed E. DuBow, Secretary, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054. A return envelope which requires no postage if mailed in the United States is enclosed herewith for your convenience.

          The principal executive offices of the Company are located at 25 Eastmans Road, Parsippany, New Jersey 07054. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's stockholders is May 30, 2003 (the "Mailing Date").

          The Company will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from the Company's stockholders, by the Company's directors, officers and employees in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

                      OUTSTANDING SHARES AND VOTING RIGHTS

          Only holders of shares of the Company's Common Stock of record at the close of business on May 9, 2003 (the "Record Date") are entitled to vote at the Meeting. On the Record Date, there were 16,873,678 shares of Common Stock outstanding and entitled to vote. As of the Record Date, there were 655 holders of record of our common stock. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the Annual Meeting during ordinary business hours at our headquarters located at 25 Eastmans Road, Parsippany, New Jersey 07054.

          Each outstanding share of Common Stock is entitled to one (1) vote on all matters to be acted upon at the Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, a plurality vote of the shares of Common Stock present (either in person or by proxy) at the Meeting and entitled to vote is required for the election of the director nominees. All other matters submitted to a vote of stockholders require the affirmative vote of a majority of the outstanding shares present at the meeting and entitled to vote for approval. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" ("broker non-votes") will be treated as present for purposes of determining whether a quorum is present, but will have no effect on the election of directors. Any shares of Common Stock held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable American Stock Exchange rules, will be considered shares of Common Stock not entitled to vote and will therefore not be considered in the tabulation of the votes. Proxy ballots are received and tabulated by the Company's transfer agent and certified by the inspector of election.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

          The Company's by-laws provide that the Board of Directors shall consist of up to nine (9) members. The authorized number of directors, as determined by the Board of Directors, is currently fixed at 9, and at present, the Board of Directors consists of seven directors and two vacancies. At the Meeting, stockholders will be requested to vote for seven (7) Director nominees to serve on the Company's Board of Directors until the next annual meeting of stockholders or until their respective successors are elected and qualified. The accompanying form of proxy will be voted "FOR" the election of the seven nominees named below as directors, unless the voting stockholder indicates otherwise on such proxy. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted FOR the election of such person or persons as shall be designated by the directors.

Directors and Executive Officers of the Company

          Set forth below are the names and descriptions of the backgrounds of the nominees for election as directors and the executive officers of the Company. [Six of the nominees for election currently serve as directors for the Company and were elected by the stockholders to their present term of office. One of the nominees for election currently serves as a director for the company and was elected by the Board of Directors in January 2003.]

          The officers of the Company and the directors, each of whom is a nominee, are as follows:

Name                             Age   Position
----                             ---   --------
Edward J. Garcia (1)(2)(5)        38   Chairman of the Board, Chief Executive Officer and President
Marc Wolfsohn                     48   Chief Financial Officer
Bent Hessen-Schmidt               41   Executive Vice President, Marketing
Henry L. Bachman (4)(5)           73   Director
John Wilchek (1)(4)(5)            62   Director
Franklin H. Blecher (3)(4)(5)     74   Director
Karabet "Gary" Simonyan (5)       67   Director
Michael Manza (5)                 67   Director
Andrew Scelba (3)(5)              71   Director

----------
(1)  Member of Stock Option Committee

(2)  Trustee for Profit Sharing Plan

(3)  Member of Compensation Committee

(4)  Member of Audit Committee

(5)  Director Nominee

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NAMED SEVEN NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

          Edward J. Garcia, a director nominee, has served as Chairman of the Board, Chief Executive Officer and President of the Company since January 1999. Prior to becoming Chairman of the Board, Chief Executive Officer and President, Mr. Garcia had served as Vice President of Operations since October 1995 and Executive Vice President and Chief Operating Officer since August 1996. Mr. Garcia joined the Company in 1990 and has served in various positions, including sales manager and Chief Engineer.

          Marc Wolfsohn joined the Company in November 2000 and has served as the Company's Chief Financial Officer since March 2001. From 1996 to 1999, Mr. Wolfsohn served as CFO of Good Stuff, LLC, a marketer, manufacturer and importer of licensed toys. From 1994 to 1996, Mr. Wolfsohn was employed by Peter Brams Design Division of JAC MEL, Inc. as a Vice President of Finance and has several years of accounting and finance experience with other manufacturing and publicly traded companies. Mr. Wolfsohn earned his New York State CPA while at Arthur Andersen & Co. and has his BBA degree in Accounting from Baruch College(CUNY).

          Bent Hessen-Schmidt rejoined the Company in June 2002 and serves as the Company's Executive Vice President and Vice President of Marketing. Mr. Hessen-Schmidt previously worked for the Company from 1988 to 1998, serving in various positions leading up to Vice President of Sales and Marketing. From 1998 until 2002, Mr. Hessen-Schmidt was employed at SiGe Semiconductor, Inc. in Ottawa, where he held various positions including Vice President of Sales, Marketing and Business Development. Mr. Hessen-Schmidt has more than 20 years of experience in Sales, Marketing and Engineering Management, 15 of which include Test and Measurement. Mr. Hessen-Schmidt has a Masters degree in Electrical Engineering from Denmark's Technical University.

          Henry L. Bachman, a director nominee, became a director of the Company in January 1999 and has a 48-year career in the electronics industry. From 1951 to 1996, Mr. Bachman served as Vice President of BAE Systems CNIR (formerly, Hazeltine, a subsidiary of Marconi Aerospace Systems Inc., Advanced Systems Division), on a full-time basis and currently provides consulting services to them on a part-time basis. Mr. Bachman was President of The Institute of Electrical and Electronics Engineers (IEEE). Mr. Bachman has a Bachelor's degree and MS degree from Polytechnic University as well as completed the Advanced Management Program at Harvard Sloan School of Management.

          John Wilchek, a director nominee, became a director of the Company in May 1993. He was the founder, President, CEO and Chairman of Zenith Knitting Mills until his retirement in 1991.

          Franklin H. Blecher, Ph.D., a director nominee, became a director of the Company in November 1994. In a distinguished thirty-seven year career with AT&T Bell Laboratories, Dr. Blecher held several significant positions, including Executive Director of the Technical Information Systems Division from 1987 to 1989 and Executive Director of the Integrated Circuit Design Division from 1982 to 1987 and has previously served as a Director of the Mobile Communications Laboratory. Dr. Blecher has made significant contributions in the area of transistor design for computer applications. He has also developed widely used telephone and cellular transmission systems. His laboratory's work in the cellular field was used by the FCC to establish standards for commercial cellular systems. Dr. Blecher received his Ph.D. from New York Polytechnic University where he is presently a member of the Corporate Board and is Past Chairman of the Engineering Foundation.

          Gary Simonyan, a director nominee, became a director of the Company in March 2002 and founded the Company in 1985. From 1985 until his official retirement from the Company in 1997, Mr. Simonyan served in several capacities including Chairman of the Board, Chief Executive Officer, President and Director. From 1978 until he joined the Company, he worked for Micronetics, Inc., a manufacturer of electronic products, in several capacities, including President. From 1977 through 1978, he served as President of Laser Management Associates, an electronics consulting firm, which he founded. Mr. Simonyan has a Bachelor of Science degree in Applied Physics and has undertaken graduate studies in electrical engineering and in business administration.

          Michael Manza, a director nominee, became a director of the Company in June 2002. From 1988 until his retirement in 1999, Mr. Manza was a Partner at M.J. Meehan & Co. and served on its Management Committee. From 1979 to 1988, Mr. Manza worked for L.F. Rothschild Unterberg Towbin as a Partner and Managing Director. From 1952 until 1979, Mr. Manza worked for Josephthal & Co. in several capacities, and served as Partner and Manager from 1966 until 1979. Mr. Manza received his Bachelors degree in Business from New York University and his Masters degree in Finance from The New York Institute of Finance.

          Andrew Scelba, a director nominee, became a director of the Company in January 2003. In 1980, Mr Scelba established ANR advertising, a technical agency specializing in electronic and telecommunication accounts, servicing both national and international accounts. In 1990, the name was changed to SSD&W. Mr. Scelba served as President and later Chairman of the Board. In 2000, Mr. Scelba retired, but continued to consult for the agency. Mr. Scelba has a Bachelor of Science degree in Advertising and a MBA in Marketing from Fairleigh Dickenson University.

Meetings of the Board

          During the fiscal year ended December 31, 2002, there were four (4) formal meetings of the Company's Board of Directors, several actions by unanimous written consent and several informal meetings. The Board of Directors has a Stock Option Committee, an Audit Committee and a Compensation Committee. During the fiscal year ended December 31, 2002, there was one (1) formal meeting of the Stock Option Committee, four (4) formal meetings of the Audit Committee and one (1) formal meeting of the Compensation Committee. During fiscal year ended December 31, 2002, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he was a director) and the total number of meetings held by all committees of the Board of Directors on which he served (held during the period that he served).

Committees of the Board of Directors

          The Stock Option Committee serves at the pleasure of the Board of Directors, and is authorized to administer the Company's stock option plans, including granting, repricing and canceling incentive stock options and non-qualified stock options authorized for grant thereunder, determining optionees and the terms of options granted to such optionees. The members of the Stock Option Committee are Messrs. Edward J. Garcia and John Wilchek. See "Stock Option Plans."

          The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which has been filed with the SEC. The Audit Committee serves at the pleasure of the Board of Directors, and is authorized to review proposals of the Company's auditors regarding annual audits, recommend the engagement or discharge of the auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, to review the scope of the annual audit, to approve or disapprove each professional service or type of service other than standard auditing services to be provided by the auditors, and to review and discuss the audited financial statements with the auditors. The members of the Audit Committee are Messrs. Henry L. Bachman, Franklin H. Blecher and John Wilchek. Such directors are paid a retainer of $250 for each meeting of the Audit Committee attended by such director.

          The Compensation Committee serves at the pleasure of the Board of Directors, and is authorized to establish salaries, incentives and other forms of compensation for officers, directors and certain key employees and consultants, administer the Company's various incentive compensation and benefit plans and recommend policies relating to such plans. The members of the Compensation Committee are Messrs. Franklin H. Blecher and Andrew Scelba.

          The Company does not have a formal Nominating Committee or Executive Committee of the Board of Directors. Directors who are not employees of the Company are compensated for their services according to a standard arrangement. Such directors are paid a retainer of $2,000 for each meeting of the Board of Directors attended by such director.

                             EXECUTIVE COMPENSATION

          The following table sets forth, for the years ended December 31, 2002, 2001 and 2000, the annual and long-term compensation for the Company's Chief Executive Officer and its most highly compensated executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 2002 (each, a "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                                                                              Long Term
                                                                            Compensation
                                           Annual Compensation                 Awards
                                  ------------------------------------   ------------------
Name and                                                                     Securities           All Other
Principal Position                Year    Salary      Bonus      Other   Underlying Options   Compensation (1)
------------------                ----   --------   --------     -----   ------------------   ----------------
Edward J. Garcia
   -Chairman of the Board, CEO
   and President (2)              2002   $202,208   $ 50,000       --               --             $8,953

                                  2001   $174,343   $ 50,000(3)    --               --             $8,291

                                  2000   $160,406   $100,000(4)    --          300,000             $8,407

Marc Wolfsohn
   -Chief Financial Officer (5)   2002   $ 99,662         --       --               --             $1,452

                                  2001   $ 98,642         --       --               --             $  950

                                  2000   $  8,940   $  1,000       --           60,000                 --

----------
(1) Includes the total estimated value for the use of an automobile of $1,710, $1,775, and $1,891 for fiscal years ended December 31, 2002, 2001 and 2000, respectively for Mr. Garcia. Also includes the total premiums paid on split-dollar life insurance for Mr. Garcia, Group Term Life and Accidental Death and Dismemberment Insurance and the matching contribution to the Wireless Telecom Group 401(k) Profit Sharing Plan for Messers. Garcia and Wolfsohn.

(2) Mr. Garcia currently serves as the Company's Chief Executive Officer, Chairman of the Board and President and has done so since January 1999. From August 1996 to January 1999, Mr. Garcia served as Vice President and since August 1996 as Chief Operating Officer.

(3) Granted to Mr. Garcia in recognition of the successful acquisition of Microlab/FXR.

(4) Granted to Mr. Garcia in recognition of the successful acquisition of Boonton Electronics Corporation.

(5) Mr. Wolfsohn currently serves as the Company's Chief Financial Officer and has done so since March 2001.

                        OPTION GRANTS IN FISCAL YEAR 2002

                                     Individual Grants
                      ------------------------------------------------
                                    Percent Of
                                       Total
                                      Options
                                      Granted                            Potential Realizable Value At
                       Number of        To                                  Assumed Annual Rates Of
                      Securities     Employees   Exercise                Stock Price Appreciation For
                      Underlying     In Fiscal    Of Base                         Option Term
                      Option/SARs      Year        Price    Expiration   -----------------------------
      Name            Granted (#)     2002(1)     ($/Sh)       Date             5% ($)   10% ($)
----------------      -----------   ----------   --------   ----------          ------   -------
Edward J. Garcia
   -Chairman of the
   Board, CEO and          --           --          --          --                --        --
   President

Marc Wolfsohn
   -Chief Financial
   Officer                 --           --          --          --                --        --

----------
(1) Based upon a total of 465,000 options granted to all employees and consultants during fiscal year 2002, none of which were granted to Mr. Garcia or Mr. Wolfsohn.

                        AGGREGATE OPTION EXERCISES IN THE
                 YEAR ENDED DECEMBER 31, 2002 AND OPTION VALUES

                                               Number of Securities           Value of Securities
                                              Underlying Unexercised        Underlying Unexercised
                       Shares                         Options               In-the-Money Options at
                      Acquired                  at Fiscal Year End            Fiscal Year End (1)
                         on        Value    ---------------------------   ---------------------------
     Name             Exercise   Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----------------      --------   --------   -----------   -------------   -----------   -------------
Edward J. Garcia
   -Chairman of the
   Board, CEO and
   President             --         --        370,667        149,333        $12,960         $3,240

Marc Wolfsohn
   -Chief Financial
   Officer               --         --         29,333         30,667             --             --

----------
(1) Based upon the closing market price of the Company's Common Stock ($1.89 per share) on December 31, 2002 minus the exercise price of the in-the-money option, multiplied by the number of shares to which the in-the-money option relates.

Employment Agreement

          In January 2002, the Company amended the employment agreement dated August 1, 1999 by and between Edward J. Garcia and the Company. The amendment of the employment agreement reflects a $25,000 increase in Mr. Garcia's annual base compensation from $175,000 to $200,000 per year and extends the employment agreement for an additional period of three (3) years. In all other material respects, the employment agreement is the same as the agreement dated August 1, 1999 as described below.

          Mr. Garcia will receive an annual bonus, the amount of which shall be determined by the Board of Directors in their discretion. The employment agreement provides that, in the event of termination of Mr. Garcia for good reason, without cause, or in the case of Mr. Garcia's non-renewal, as such terms are defined therein, Mr. Garcia shall be entitled to receive: (a) a lump sum in an amount equal to three (3) years of his base annual salary; (b) benefits coverage for him and his dependents, at the same level and at the same charges as immediately prior to his termination, for a period of three (3) years following his termination from the Company; (c) all accrued obligations, as defined therein; (d) with respect to each incentive pay plan (other than stock options or other equity plans) of the Company in which Mr. Garcia participated at the time of termination, an amount equal to the amount that would have been earned if he had continued employment for three (3) additional years; and (e) with respect to stock options and other equity plans in which Mr. Garcia participated at the time of termination, any stock options or restricted stock that would vest or become non-forfeitable in the five (5) years after termination. If Mr. Garcia is terminated by reason of disability, he shall be entitled to receive, for three (3) years after such termination, his base annual salary less any amounts received under a long term disability plan. If he is terminated by reason of his death, his legal representatives shall receive the balance of any remuneration due him. The term of the employment agreement is three (3) years from the date of execution with a renewal period of two (2) years, such renewal to occur automatically unless either the Company or Mr. Garcia terminates the employment agreement upon six (6) months written notice.

Compensation Committee Interlocks and Insider Participation

          The members of the Compensation Committee are Messrs. Franklin H. Blecher and Andrew Scelba.

          Currently, none of such persons is an officer or employee of the Company or any of its subsidiaries. During 2002, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our Compensation Committee. No interlocking relationship, as defined by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), exists between our Board of Directors or our Compensation Committee and the Board of Directors or Compensation Committee of any other company.

          In January 2002, the Company paid $140,000 to GALEG, LLC for its services in connection with the identification and acquisition of Microlab/FXR. Mr. Karabet "Gary" Simonyan and members of his immediate family are among the members of GALEG, LLC. Mr. Simonyan is the Company's founder and past Chairman of the Board, Chief Executive Officer and President. These services and compensation all occurred before Mr. Simonyan rejoined the Board as a Director in March 2002.

Board Compensation Committee Report on Executive Compensation

          The Company strives to apply a uniform philosophy regarding compensation for all of its employees, including the members of its senior management. This philosophy is based upon the premise that the achievements of the Company result from the combined and coordinated efforts of all employees working toward common goals and objectives in a competitive, evolving market place.

          The goals of the Company's compensation program are to align remuneration with business objectives and performance, and to enable the Company to retain and competitively reward executive officers who contribute to the long-term success of the Company. The Company attempts to pay its executive officers competitively in order that it will be able to retain the most capable people in the industry. Information with respect to levels of compensation being paid by comparable companies is obtained from various publications and surveys.

          The Compensation Committee will evaluate the Company's compensation policies on an ongoing basis to determine whether they enable us to attract, retain and motivate key personnel. To meet these objectives, the Company may from time to time increase salaries, award additional stock options or provide other short and long-term incentive compensation to executive officers.

          Mr. Edward J. Garcia has served as the Company's Chief Executive Officer, President and Chairman of the Board of Directors since January 1999. In the fiscal year ended December 31, 2002, Mr. Garcia received $202,208 in salary, $50,000 in bonuses and $8,953 in other compensation. Mr. Garcia's compensation for the 2002 fiscal year was based on his qualitative managerial efforts and business ingenuity. See "Executive Compensation."

The Compensation Committee
-Messrs. Franklin H. Blecher and Andrew Scelba

                             AUDIT COMMITTEE REPORT

          The Audit Committee is composed of independent directors, as defined in the AMEX listing standards, and operates under a written charter adopted by the Board of Directors. The members of the Company's Audit Committee are Henry
L. Bachman, Franklin M. Blecher and John Wilchek.

          The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2002. The information contained in this report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission (the "SEC"), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

     In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002:

     (1) The Audit Committee reviewed and discussed the audited financial statements with management;

     (2) The Audit Committee discussed with Lazar Levine & Felix LLP, the Company's independent auditors, the material required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, (as may be modified or supplemented);

     (3) The Audit Committee reviewed the written disclosures and the letter from Lazar Levine & Felix LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

          Based on the review and discussion referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, to be filed with the SEC.

Fees Paid to Principal Accountants

Audit Fees

     The aggregate fees billed for professional services and paid for the annual audit and for the review of the Company's financial statements included in the Company's Annual Report on Form 10-K for the most recent fiscal year and the Company's Forms 10-Q for the most recent fiscal year were $81,862.

Financial Information Systems Design and Implementation Fees

     We did not engage Lazar Levine & Felix, LLP to provide advice to us regarding financial information systems design and implementation during fiscal year 2002. Therefore, there were no fees billed for services of the type described in final Rule 2-01 (c)(4)(ii)(B)(information technology services) of Regulation S-X to the Company's principal accountant during the most recent fiscal year.

All Other Fees

     The aggregate fees billed for all other non-audit services, including fees for acquisition analysis and tax-related services, rendered by the principal accountant during the most recent year, were $14,409. The Audit Committee has reviewed the non-audit services provided by the principal accountants and determined that the provision of these services during fiscal year 2002 is compatible with maintaining the principal accountants independence.

                                PERFORMANCE GRAPH

          The graph below presents the yearly percentage change in the cumulative total stockholder returns for the Company's Common Stock (WTT) compared with (i) the American Stock Exchange Market Value Index and (ii) a peer group index of 57 companies selected on an industry basis. The graph assumes that the value of the investment in the Company's Common Stock, the American Stock Exchange Market Value Index and the peer group index each was $100 on December 31, 1997 and that all dividends were reinvested. All of the indices include only companies whose common stock has been registered under Section 12 of the Exchange Act, for at least the time frame set forth in the graph.

          The total shareholder returns depicted in the graph are not necessarily indicative of future performance. The Performance Graph and related disclosure shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the graph and such disclosure by reference.

                               /------------------------------FISCAL YEAR ENDING---------------------------/
    COMPANY/MARKET/INDEX        12/31/1997   12/31/1998   12/31/1999   12/29/2000   12/31/2001   12/31/2002
----------------------------    ----------   ----------   ----------   ----------   ----------   ----------
WIRELESS TELECOM GROUP, INC.      100.00        30.20        51.34        30.20        46.65        31.99
       SIC CODE INDEX             100.00       108.35       171.86       154.52       103.09        39.36
      AMEX MARKET INDEX           100.00        98.64       122.98       121.47       115.87       111.25

401(k) Profit Sharing Plan

          The Company's 401(k) Profit Sharing Plan (the "PSP") is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The effective date of the PSP is January 1, 1991. This plan is administered under a Trust of which Mr. Edward J. Garcia, the Company's Chief Executive Officer, President and Chairman of the Board, is the Trustee. All employees of the Company, who are 21 years or older, including its executive officers, are eligible to participate in the PSP after six months of employment with the Company.

          Under the PSP, participating employees have the right to elect that their contributions to this plan be made from reductions from their compensation paid to them by the Company, up to 100% of their compensation per annum, not to exceed $11,000 for 2002, per the IRS index and in compliance with GUST-EGTRRA. Additionally , effective July 1, 2002, the plan allows certain eligible participants to make additional pre-tax contributions to the plan up to $1,000 in 2002, if they meet the following requirements: The participants must be eligible to participate in the plans' 401(k) arrangement and they must be at least age 50 or older or will attain age 50 in 2002. These additional contributions known as "catch-up" contributions are in compliance with the EGTRRA and cannot exceed the maximum amount allowed under federal tax laws for that calendar year. Participating employees are entitled to full distribution of their share of the Company's contribution under this plan upon their death, total disability, when they reach Normal Retirement Age (age 60) or when they reach Early Retirement Age (age 55). If their employment is terminated earlier, their share of the Company's contributions will depend upon their number of years of employment with the Company.

          All participating employees have the right to receive 100% of their own contributions to the PSP upon any termination of employment. Apart from the Company's and employees' contributions, they may receive investment earnings relating to the funds in their account under this plan.

          Benefits under the PSP are payable to eligible employees in a single lump sum or in installments upon termination of their employment, although in-service withdrawals are permitted under certain circumstances. If more than 60% of its contributions are allocated to key employees, the Company will be compelled to contribute 3% of their annual compensation to each participating non-key employee's account for that year. If the Company terminates this plan, participating employees are entitled to 100% of the Company's contributions credited to their accounts. Company contributions to the plan for Fiscal 2002 and Fiscal 2001 aggregated $99,947 and $70,548, respectively.

Security Ownership of Certain Beneficial Owners and Management:

          The following table sets forth certain information regarding the Company's Common Stock owned as of the Record Date by (i) each person who is known by the Company to beneficially own more than 5% of its outstanding Common Stock, (ii) each director and director nominee and Named Executive Officer, and
(iii) all officers and directors as a group without naming them. Except as otherwise set forth below, the address of each such person is c/o Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey, 07054. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after the Record Date, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the ownership percentage of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                Amount and Nature of
Names and Addresses           Beneficial Ownership (1)   Percentage Owned(2)
---------------------------   ------------------------   -------------------
Edward J. Garcia (3)                    450,667                  2.7%

John Wilchek (4)                         92,000                    *

Franklin H. Blecher (5)                  81,500                    *

Henry Bachman (6)                        65,000                    *

Karabet "Gary" Simonyan (7)              63,600                    *

Michael Manza (8)                        20,000                    *

Andrew Scelba (9)                             0                    *

Marc Wolfsohn (10)                       29,533                    *

Bent Hessen-Schmidt (11)                 18,750                    *

All officers and directors
   as a group (9 persons) (12)          821,050                  4.9%

FMR Corp.
   82 Devonshire Street
   Boston, MA 02109 (13)              1,389,600                  8.2%

----------
*    Less than one percent.

(1) Except as otherwise set forth in the footnotes below, all shares are beneficially owned, and the sole voting and investment power is held by the persons named.

(2) Based upon 16,873,678 shares of Common Stock outstanding as of the Record Date and 655 stockholders of record.

(3) Ownership consists of 80,000 shares of Common Stock and 370,667 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Excludes an aggregate of 149,333 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of the Record Date.

(4) Ownership consists of 12,000 shares of Common Stock and 80,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Excludes 20,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

(5) Ownership consists of 21,500 shares of Common Stock and 60,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date. Excludes 20,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

(6) Ownership includes 1,000 shares of Common Stock and 64,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date. Excludes 16,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

(7) Ownership includes 43,600 shares of Common Stock and 20,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date. Excludes 60,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

(8) Ownership includes 0 shares of Common Stock and 20,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date. Excludes 60,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

(9) Ownership includes 0 shares of Common Stock and 0 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date. Excludes 80,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

(10) Ownership consists of 200 shares of Common Stock and 29,333 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date. Excludes 30,667 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

(11) Ownership consists of 0 shares of Common Stock and 18,750 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date. Excludes 56,250 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

(12) Ownership consists of 158,300 shares of the Company's Common Stock and 662,750 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Excludes 492,250 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

(13) Based on information set forth in Schedule 13-G, dated December 31, 2002, filed with the Commission on February 14, 2003.

Director Compensation

     Director Fees. Directors who are not employees of the Company are compensated for their services according to a standard arrangement authorized by a resolution of the Board of Directors. Such directors are paid a retainer of $2,000 for each meeting of the Board of Directors attended by such director.

Director and Officer Liability

          New Jersey's Business Corporation Act permits New Jersey corporations to include in their certificates of incorporation a provision eliminating or limiting the personal liability of directors and officers of the corporation for damages arising from certain breaches of fiduciary duty. The Company's Certificate of Incorporation includes a provision eliminating the personal liability of directors and officers to the Company and its stockholders for damages to the maximum extent permitted by New Jersey law, including exculpation for acts of omissions in violation of directors' and officers' fiduciary duties of care. Under current New Jersey law, liability is not eliminated in the case of a breach of a director's or officer's duty of loyalty (i.e., the duty to refrain from transactions involving improper conflicts of interest) to the Company or its stockholders, the failure to act in good faith, the knowing violation of law or the obtainment of an improper personal benefit. The Company's Certificate of Incorporation does not have an effect on the availability of equitable remedies (such as an injunction or rescissions) for breach of fiduciary duty. However, as a practical matter, equitable remedies may not be available in particular circumstances. The Company also has in effect under a policy effective April 1, 2003, and expiring on April 1, 2004, insurance covering all of its directors and officers against certain liabilities and reimbursing the Company for obligations for which it occurs as a result of its indemnification of such directors, officers and employees.

Relationship with Independent Public Accountants

          Lazar Levine & Felix, LLP has been our independent auditors since 1991, and the Board of Directors desires to continue to engage the services of this firm for the fiscal year ending December 31, 2003. Accordingly, the Board of Directors, upon the recommendation of the Audit Committee, has reappointed Lazar Levine & Felix LLP to audit the Company and its subsidiaries financial statements for fiscal year 2003 and to report on these financial statements.

          Representatives of Lazar Levine & Felix LLP are expected to be present at the annual meeting and will have the opportunity to make statements if they so desire and to respond to appropriate questions from our stockholders.

                                  OTHER MATTERS

          The Management of the Company does not know of any matters other than those stated in the Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

          The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and fax.

          The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 as filed with the Commission, including the financial statements, notes and schedules thereto. All such requests should be directed to: Ms. Reed E. DuBow, Secretary, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors and greater than 10% beneficial owners are required by regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons with the Commission.

          Based solely upon the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that the Company's executive officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

          Stockholder Proposals. Proposals of stockholders intended to be presented at the Company's 2004 Annual Stockholder Meeting (i) must be received by the Company at its offices no later than March 1, 2004, 90 days preceding the one year anniversary of the Mailing Date, (ii) may not exceed 500 words and
(iii) must otherwise satisfy the conditions established by the Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

          Discretionary Proposals. Stockholders intending to commence their own proxy solicitations and present proposals from the floor of the 2004 Annual Stockholder Meeting in compliance with Rule 14a-4 promulgated under the Exchange Act must notify the Company before April 30, 2004, 30 days preceding the one year anniversary of the Mailing Date, of such intentions. After such date, the Company's proxy in connection with the 2004 Annual Stockholder Meeting may confer discretionary authority on the Board to vote.

                                             By Order of the Board of Directors,


                                             Reed E. DuBow
                                             Secretary

Dated: May 30, 2003

                                   Appendix 1

                                      PROXY
                          WIRELESS TELECOM GROUP, INC.
                 25 EASTMANS ROAD, PARSIPPANY, NEW JERSEY 07054

           This Proxy is Solicited on Behalf of the Board of Directors
                         of Wireless Telecom Group, Inc.

          The undersigned hereby appoints Messrs. Edward J. Garcia and John Wilchek as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Wireless Telecom Group, Inc. held of record by the undersigned on May 9, 2003, at the Annual Meeting of Stockholders to be held on Friday, June 27, 2003 or any adjournment thereof. The undersigned hereby revokes any proxy previously given with respect to such shares.

          Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the nominees for directors and FOR the proposal.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

1.   Election of each EDWARD J. GARCIA, JOHN WILCHEK, FRANKLIN H. BLECHER, HENRY
     L. BACHMAN, KARABET SIMONYAN, MICHAEL MANZA, and ANDREW SCELBA as directors,

          FOR all seven nominees listed (except as marked to the contrary above): [_]

          WITHHOLD AUTHORITY: [_] (Instruction: To withhold authority to vote for any of the nominees strike a line through the nominee's name in the list above)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

          PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

          Dated:                                             , 2003
                 --------------------------------------------


          Signature:
                     ----------------------------------------------


          Signature if held jointly:
                                    -------------------------------

             When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.